                                                                 Exhibit 10.19

                 Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                           Asterisks denote omissions.



                                                      November 11, 1996




McCarthy, Crisanti & Maffei, Inc.
One Chase Manhattan Plaza
New York, New York 10005

Attention: President

Gentlemen:

     Reference is made to the Agreement dated as of January 1, 1992 (the "Agreement") between Dow Jones Telerate, Inc. (formerly known as Telerate Systems Incorporated) ("DJT") and McCarthy, Crisanti & Maffei, Inc. ("MCM"). Capitalized terms used in this letter agreement and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     A. ACKNOWLEDGMENT OF NON-EXCLUSIVITY. The parties hereby formally acknowledge that on July 1, 1993, MCM notified DJT of its exercising of its option under clause (ii) of Section 1(b) of the Agreement to have the Source Services distributed by itself or by other information vendors and on or about October 1, 1993, MCM commenced distributing the Source Services through information vendors other than Telerate, on those terms set forth in Section (b)
(ii) of the Agreement.

     B. AMENDMENT OF AGREEMENT. Effective as of April 1, 1996, the Agreement is hereby amended as follows:

          1. TERM. The Initial Term of the Agreement shall terminate on December 31, 2001 and not on December 31, 1996 as provided in the Agreement.

          2. TELERATE'S FEE. Section 5 of the Agreement is hereby deleted in its entirety and amended to read as follows:

                 Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                           Asterisks denote omissions.

          "5. DIVISION OF CHARGES.

          (a) TELERATE'S FEE.

          (i) NORMAL CALCULATION. Subject to clause (ii) of this Section 5(a), Telerate shall be entitled to a fee equal to: (A) with respect to the 1996 Partial Year (as defined below), ******************* of the first *********** of Subscription Receipts (as defined below) and ************************* of Subscription Receipts in excess of $17.25 million; and (B) with respect to calendar year 1997 and each calendar year thereafter, ******************* of the first *********** in Subscription Receipts in such year and ******************** of Subscription Receipts in excess of *********** in such year, less, in each case, the amount of any Sales Commissions payable under clause (i) of
Section 5(b).

          (ii) ALTERNATIVE CALCULATION. Notwithstanding anything to the contrary contained herein, in the event that with respect to the 1996 Partial Year, the 1997 calendar year or the 1998 calendar year, Source's Annual Growth Rate on Telerate (as defined below) in such year is less than Source's Total Annual Growth Rate (as defined below) in such year, then, in lieu of the fee determined under clause (i), Telerate shall be entitled to the fee determined under this clause (ii). For the avoidance of doubt, it is expressly understood that no alternate calculation shall apply with respect to 1999 or any year thereafter. Pursuant to this clause (ii), Telerate shall be entitled to a fee equal to the amount determined under clause (A), (B) or (C) below, as applicable, less, in each case, the amount of any Sales Commission payable under clause (i) of
Section 5(b).

          (A) 1996. With respect to the 1996 Partial Year: *********************
******************************** Subscription Receipts, plus (2) the product of
(x) the excess of actual Subscription Receipts in the 1996 Partial Year over ************** ************ (y) Annual Growth Ratio A (as defined below) multiplied by (z) ******** (3) the product of (x) the excess of actual Subscription Receipts in the 1996 Partial Year ******************* multiplied by
(y) Annual Growth Ratio B (as defined below) multiplied by *******.

          (B) 1997. With respect to calendar year 1997: ***********************
******************************************** Receipts, plus (2)
**************************** ********************* Deemed Receipts (as defined below) ********************** plus (3) the product of (x) the excess of 1997 actual Subscription Receipts over 1996 Deemed Receipts multiplied by (y) Annual Growth Ratio A multiplied by (z) ************* the

                 Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                           Asterisks denote omissions.


product of (x) the excess of 1997 actual Subscription Receipts over 1996 Deemed Receipts multiplied by (y) Annual Growth Ratio B multiplied by (z) ***.

          (C) 1998. With respect to calendar year 1998: ***********************
********************** Receipts, plus (2) *************************************
actual Subscription ********************************** (3) the product of (x)
the excess of 1998 actual Subscription Receipts over 1997 actual Subscription Receipts multiplied by (y) Annual Growth Ratio A multiplied by ******** plus
(4) the product of (x) the excess of 1998 actual Subscription Receipts over 1997 actual Subscription Receipts multiplied by (y) Annual Growth Ratio B multiplied by (2)*******.

          (iii) DEFINITIONS.

          (A) ANNUAL GROWTH RATIO A in respect of a particular year means (1) Source's Annual Revenue Growth on Telerate in such year divided by (2) Source's Total Annual Growth Rate in such year.

          (B) ANNUAL GROWTH RATIO B in respect of a particular year means (1) Source's Total Annual Growth Rate in such year minus Source's Annual Growth Rate on Telerate in such year divided by (2) Source's Total Annual Growth Rate in such year.

          C) 1996 DEEMED RECEIPTS means the actual Subscription Receipts on Telerate for the partial year 1996 increased by 33 1/3%.

          (D) 1996 PARTIAL YEAR means the period from April 1, 1996 through December 31, 1996.

          (E) SOURCE'S ANNUAL GROWTH RATE ON TELERATE for a particular year means the percentage by which Subscriber Receipts for such year exceed Subscriber Receipts for the immediately preceding year, provided that Source's Annual Growth Rate on Telerate for 1997 means the percentage by which Subscription Receipts for 1997 exceed 1996 Deemed Receipts.

          (F) SOURCE'S TOTAL ANNUAL GROWTH RATE for a particular year means the percentage by which the amounts paid by subscribers to the Source Services in such year exceed the amounts paid by subscribers to the Source Services in the immediately preceding year. To avoid confusion, for purposes of this definition, the Source Services referred to shall be those as defined in the Agreement and actually offered through Telerate and shall not include any other service offered by Source which is subject to the option set forth in Section 1(c) of the Agreement and which other service Telerate has not exercised its option to distribute.

          (G) SUBSCRIPTION RECEIPTS in respect of a specified year means the amounts received from Source Subscribers on Telerate in respect of subscriptions to the Source Services in respect of such year.


          (iv) ADJUSTMENTS. Each party acknowledges that they each make initial calculations and payments of amounts due the other based on the amounts they bill to Source Subscribers in respect of the Source Services, and accordingly there may be post-payment adjustments to amounts remitted to the other pursuant to this Section 5 to reflect (A) amounts the billing party billed in error or credits it gave in the ordinary course of business to Source Subscribers, and
(B) amounts the billing party was unable to collect from Source Subscribers. In addition, the parties agree to cooperate with each other to make, on a quarterly basis, any post-payment adjustments necessary as a result of the applicability of clause (i) in lieu of clause (ii) or, vice versa, of Section 5(a).

          (v) REPORTS BY SOURCE. By January 31 of each of 1997, 1998 and 1999, Source shall provide to Telerate a report from its outside auditors certifying Source's Total Annual Growth Rate in respect of the 1996 Partial Year, the 1997 calendar year and the 1998 calendar year, respectively.

     (b) SALES COMMISSION AND FEE.

          (i) SALES COMMISSION. For each subscription to a Source Service sold to a Telerate Subscriber by a salesperson working for Telerate outside Telerate's "Americas Region" or an Authorized Distributor outside Telerate's Americas Region, Source shall pay to Telerate an amount equal to the first month's fee charged to the Source Subscriber ("Sales Commission"). The preceding provision shall not be deemed to increase Telerate's obligations to market and promote subscriptions to the Source Services set forth in Section 3(a).

          (ii) SUBSCRIPTION CHARGE INCREASE FEE. If Source increases the fee to subscribe to any of the Source Services in Japan (the "Japan Charges"), Source shall pay to Telerate in respect of such increase a fee (the "Subscription Charge Increase Fee") equal to the amount of one month's increase in Japan Charges. The fee due under this clause (ii) shall be in addition to, and not in lieu of, all other fees due under this Agreement.

          (c) PAYMENT. Within sixty (60) days after the end of each calendar quarter falling fully or partially within the term of this Agreement, each party shall deliver to the other a report showing the Subscription Receipts for such quarter, the fee due Telerate in respect thereof and the Sales Commissions and Subscription

Charge Increase Fees due Telerate and the amounts due Source, together with a check payable to the other party for the net amount. All payments shall be made in U.S. Dollars.

          (d) RECORDS. Each party shall maintain complete and accurate books and records (collectively, the "Records") with respect to all amounts it billed to Source Subscribers in respect of subscriptions to the Source Services and any adjustments thereto made pursuant to subsection (a) of this Section 5 and all Sales Commissions and all Subscription Charge Increase Fees due from Source. Each party shall have the right upon at least thirty (30) days' prior written notice to inspect the Records of the other during normal business hours no more frequently than twice per year. All information gained by the inspecting party from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the accuracy of the computation of the amounts due hereunder.

          (e) FEES TO DISTRIBUTORS. All fees due Authorized Distributors in respect of their distribution of the Source Services shall be paid by Telerate out of its fee."

     3. PROMOTION AND MARKETING.

          (a) Section 3(a) of the Agreement is hereby deleted in its entirety and amended to read as follows:

          "(a) EFFORTS AND MATERIALS.

               (i) EFFORTS. Source and Telerate shall each exercise commercially reasonable efforts to market and promote subscriptions to the Source Services to be accessed through the Telerate Services.

               (ii) MATERIALS. Neither party shall publish or distribute any advertising or promotional material regarding the availability of the Source Services through the Telerate Services without the prior written consent of the other, which consent shall not be unreasonably withheld. If the receiving party has not notified the sending party of its disapproval of sample materials within twenty (20) days after its receipt thereof, such materials shall be deemed approved. Materials substantially similar to materials approved on an earlier occasion shall also be deemed approved. Materials being sent to the other party for approval pursuant to this subsection (a) shall be directed to the person(s) designated in Exhibit D hereto.

               (b) SUBSCRIBER LIST. To facilitate Source's promotional efforts, Telerate shall provide to Source on a quarterly basis the list of Telerate Subscribers located in the United States and Canada. Each month Telerate shall also provide Source with the list of those persons and entities located in the United States and

Canada who became new Telerate Subscribers during such month. In addition, Telerate shall furnish to Source, from time to time, the list of Telerate Subscribers located outside the United States and Canada promptly after it receives at headquarters the information necessary to develop such list. Further, Telerate shall share with Source information Telerate has with regard to renewal dates for subscriptions to the Source Services, as well as such other reports that Telerate typically and customarily provides to other optional service providers, including, but not limited to, Telerate's Page Popularity Statistics Report. Source agrees to keep such lists and renewal information strictly confidential and to use them solely to solicit subscriptions to the Source Services to be accessed through the Telerate Services. Source agrees to honor requests from Telerate Subscribers not to send unsolicited mail to them or make unsolicited calls on them.

               (c) AUTHORIZED DISTRIBUTORS. Source acknowledges that Telerate utilizes authorized distributors, which may or may not be affiliated with Telerate, to distribute the Telerate Services ("Authorized Distributors"). Source agrees to allow the Source Services to be distributed by the Authorized Distributors subject to the terms and conditions hereof (except where prohibited by law or limited by local business practices), and Telerate agrees to use commercially reasonable efforts to persuade the Authorized Distributors to distribute the Source Services.

               (d) DEMONSTRATION PERIODS. Source agrees that, if Telerate deems it advisable for promotional or marketing purposes, Telerate may, subject to the terms contained in the last sentence of Section 1(a)(i), make one or more of the Source Services available free of charge to individual Telerate Subscribers for up to sixty (60) days. The preceding provision shall not be deemed to increase Telerate's obligations to market and promote subscriptions to the Source Services set forth in subsection (a) of this Section 3."

          4. NO FIDUCIARIES. The following is hereby added to the end of Section 1(a) (ii) of the Agreement:

               "Source shall not be deemed to be a fiduciary of Telerate."

          5. EXHIBITS A, D AND E. Exhibits A, D and E to the Agreement are hereby amended and restated, in each case as attached to this letter agreement.

          6. EQUIPMENT UPGRADE. In addition to the "non-chargeable" Telerate services, as well as the other services set forth on Exhibit C, which equipment and services shall continue to be provided to Source by Telerate on the same conditions set forth therein, Telerate shall upgrade the Telerate terminals currently installed in Source's offices (the "Current Terminals") as follows:

                 Confidential Materials omitted and filed separately
                     with the Securities and Exchange Commission.
                           Asterisks denote omissions.

          (i) Telerate green screens and Matrix terminals will be upgraded to Telerate Workstations; Teletrac terminals will be upgraded to Tradestation terminals. All such upgraded terminals are referred to as "Upgraded Terminals".

In addition, Telerate shall furnish Source with *** additional Telerate terminals ("Free Terminals") (either Telerate Workstation terminals or Telerate Tradestation terminals, as Source elects), with such Free Terminals to be installed in such of Source's offices as Source elects. Telerate shall not charge Source for the performance of such upgrades or for the installation of the Free Terminals. If Source later requests a relocation of any of such terminals, it will bear the charges for such relocation. During the term of this Agreement, except as provided below Telerate shall furnish (a) the Free Terminals to Source without charge and (b) the Upgraded Terminals to Source for the same monthly charges that Source is currently paying for the Current Terminals. If Source wishes to subscribe to additional Telerate services, Telerate will provide such services to Source at a 50% discount from Telerate's standard list prices. Except as otherwise provided herein, Source's use of the Telerate Services shall be subject to the terms and conditions of the then-current version of the applicable Telerate Service Agreement.

          7. EFFECT OF AMENDMENT. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

          Please sign below to indicate your agreement to the foregoing.

                                      Very truly yours,

                                      DOW JONES TELERATE, INC.


                                      By: /s/ J. B. CHILDS
                                          --------------------------------------
                                          Name: J. B. Childs
                                          Title: COO
ACCEPTED AND AGREED:

MCCARTHY, CRISANTI & MAFFEI, INC.

By:    /s/ D. NIXON
     --------------------------------
     Name: D. Nixon
     Title: President and CEO

                                                             Exhibit A


                           SOURCE SERVICES
                           ---------------



Currency Watch Provides fundamental and technical analysis of global currency markets.

YieldWatch                 Provides fundamental and technical analysis of
                           European and Asia Pacific fixed income bond and futures markets.

MoneyWatch                 Provides fundamental and technical analysis of U.S.
                           Treasury, Agency and money markets.

CorporateWatch             Provides information on corporate securities,
                           private placements, equities and mortgage and derivative product new issues.

FX OptionWatch             Provides fundamental and technical analysis of
                           global currency options markets.

TradeWatch                 Provides trading strategies on fixed income,
                           currency and other financial markets.

                                                             Exhibit D


            Contacts For Approval Of Promotional Materials
            ----------------------------------------------



For Telerate:

           Dow Jones Telerate, Inc.
           Harborside Financial Center
           600 Plaza Two
           Jersey City, New Jersey  07311-3992
           Telephone: (201) 938-4656
           Facsimile: (201) 938-4655
           Attention: James Ambrosio



For Source:

           McCarthy, Crisanti & Maffei, Inc.
           One Chase Manhattan Plaza, Suite 3700
           New York, New York  10005
           Telephone: (212) 509-5800
           Facsimile: (212) 908-4346
           Attention: Director of U.S. Marketing



Either party may change its designated "contact" person by giving written notice to the other.

                                                             Exhibit E


                      Source's Service Agreement
                      --------------------------



                            See attached.

MCCARTHY, CRISANTI & MAFFEI, INC. ("MCM")
SUBSCRIPTION FOR ELECTRONIC INFORMATION SERVICES

This Subscription Agreement (the "Agreement") made as of the _____ day of ________, 19___, (the "Effective Date") by end between McCarthy, Crisanti & Maffei, Inc. (hereinafter "MCM"), a New York corporation having offices at One Chase Manhattan Plaza, New York, New York 10005, and _________________________, a _________________________________________ having offices at
_______________________________ (hereinafter "Customer").


1. SERVICES


Customer subscribes to, and MCM agrees to provide, the services set out on the attached Supplement(s), Number(s) __________ (each, a "Service," and collectively, "Services") upon the terms and conditions set forth below.


2. TERM OF SUBSCRIPTION; FEE

The initial subscription term for each Service shall be as set forth on Supplement (the "Initial Term") attached hereto and made part hereof. For the Service(s) provided by MCM, Customer agrees to pay MCM the subscription fees indicated on the relevant Supplement. Fees charged upon the renewal of any subscription shall be those set forth on MCM's then current price lists. All subscription fees shall be paid quarterly in advance on the commencement of the subscription term and thereafter on the first business day of each succeeding calendar quarter.


3. RENEWAL

The subscription term for each Service may be renewed for a term equal in length to the Initial Term upon written agreement of the parties not less than thirty
(30) days' prior to the end of the initial or any renewal term for that Service. Any renewal term shall be governed by the terms and conditions of this Agreement, except for price, which shall be determined from MCM's then current price list.


4. USE OF INFORMATION

Services are for the sole use of Customer. Customer will not, without MCM's prior written consent, cause or permit the Service(s) or any information including, without limitation, reports, analyses, data, or documentation made known, sent or otherwise transmitted by MCM under this Agreement or any Service in whole or in part to be stored, modified, duplicated, reproduced or retransmitted in any form either to third parties or to affiliated companies or branch offices of the Customer except as otherwise permitted herein. If Customer makes any such use of any information for which MCM has given its prior written approval; (i) Customer shall credit MCM as the source of such information; (ii) the information used shall not constitute, individually or in the aggregate, a substantial portion of any Service; (iii) Customer shall impose no additional fee or charge on any third party for such use: (iv) no such use shall occur less than thirty (30) minutes after the receipt of the information from MCM; and (v) Customer shall defend, indemnify, and hold harmless MCM, its affiliates and and their respective officers, directors, employees, agents, contractors and subcontractors from and against any cost, loss, damage, liability or expense (including attorneys' fees) arising from such use. Customer expressly acknowledges that the Service(s) and all information pertaining thereto or contained therein are and shall remain proprietary to MCM, and that MCM is the sole owner of all copyright and other commercial property rights therein. Customer agrees not to create any derivative works (including data bases) based on the Service(s) or the information contained therein. Customer will not use or permit the use of the information contained in the Service(s) for any illegal purpose. MCM reserves to itself complete editorial freedom in the form and content of the Service(s) and may alter the same from time to time.

Customer agrees to provide to MCM within thirty (30) days after the end of each calendar quarter user information which includes, but shall not be limited to, a report in the average number of users of the Service(s), collectively and broken out for each Service, and such other user-type information that MCM may reasonably request. MCM shall have the right upon at least thirty (30) days' prior written notice to inspect the records of Subscriber during normal business hours no more frequently than twice per year. All information gained by MCM from such inspection will be kept in strict confidence and will be used solely for the purpose of verifying the number of users for the Service(s), the use by customer of information pursuant to the provisions of this Paragraph 4, and the accuracy of the aforementioned reports.


5. TERMINATION

     (a) In addition to any other remedy available at law or in equity, MCM may terminate this Agreement immediately, in whole or in part, without further obligation to Customer in the event of:

          (i) any breach by the Customer of Paragraph 4 or a breach of the Customer's obligation to pay the subscription fee as specified in this Agreement and Supplement(s) hereto;

          (ii) any other breach of this Agreement by the Customer which cannot be remedied or is not remedied within thirty (30) days of the Customer being requested to do so;

          (iii) any merger, consolidation, acquisition, or the sale, lease or other transfer of all or substantially all of the assets or shares of stock of the Customer, or any other change in the control or ownership of the Customer;

          (iv) the Customer's making an assignment for the benefit of its creditors or filing a voluntary petition under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under the provisions of any law of like import;

          (v) the filing of an involuntary petition against the Customer under any bankruptcy or insolvency law, under the reorganization or arrangement provisions of the United States Bankruptcy Code, or under any law of like import, which involuntary petition is not removed or otherwise discussed within sixty (60) days of the filing thereof; or

          (vi) the appointment of a trustee or receiver for the Customer or its property.

     (b) Where the operation or delivery of the Service(s) or any part thereof is dependent upon an agreement between MCM and a third party and such agreement has expired or is terminated or suspended in whole or in part for any reason and MCM is unable to enter into another equivalent agreement upon reasonable terms, MCM may immediately terminate this Agreement or the relevant part thereof, and upon termination MCM's only obligation to the Customer will be to refund the proportionate part of the subscription fee already paid for the portion of the Service(s) not received by virtue of said termination.

     (c) Without limitation of any other remedy available at law or in equity, the Customer and MCM hereby agree that upon the Customers (i) breach of this Agreement, or (ii) terminating this Agreement (except as permitted hereunder), MCM will be entitled to retain all prepaid subscription fees and recover from the Customer all future subscription fees payable for the then current term for each service.

     (d) Customer agrees, in the event of a breach by it of any of its obligations under this Agreement, MCM may seek temporary or permanent injunctive relief without the necessity of proving actual damages or the posting of a bond, as well as other equitable relief, it being acknowledged that legal remedies are inadequate.

6. DISCLAIMER OF WARRANTIES AND LIABILITY

MCM AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE(S), INCLUDING, WITHOUT LIMITATION THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, AND EACH SPECIFICALLY DISCLAIMS ANY SUCH WARRANTY, MCM AND ITS AFFILIATES EACH SPECIFICALLY DISCLAIM ANY KNOWLEDGE OF ANY PURPOSE FOR WHICH THE SERVICE(S) SHALL BE USED BY CUSTOMER. MATERIAL SUPPLIED BY MCM IN THE SERVICE(S) CONSTITUTES OPINION AND NOT FACT. Such material supplied in the Service(s) is based upon information obtained by MCM from a number of sources and MCM may be unable to verity the accuracy of that information. Accordingly, neither MCM nor its affiliates shall be liable to Customer for: (1) any faults in the delivery, transmission or content of the Service(s), or for contingencies beyond their control in producing, supplying, or compiling, transpositioning or delivering the Service(s); (2) any errors, omissions, or inaccuracies In the information or analyses contained in the Service(s) or delays or interruptions in delivery of a Service for any reason; (3) any decision made or action taken by Customer in reliance upon the information or analyses contained in the Service(s); (4) loss of business revenues, lost profits, or any indirect, consequential, special or incidental damages arising from any subscription, including any claims related to the timeliness of deliveries of the Service(s) or the quality or accuracy of information upon which a Service is based, whether in contract, tort or otherwise, even if advised of the possibility of such damages; (5) any claim that arose more than one (1) year prior to the institution of suit therefor; or
(6) any claim arising from causes beyond MCM's reasonable control including, but not limited to, Customers selection and use of its own computer hardware system. CUSTOMER AGREES THAT MCM'S MAXIMUM LIABILITY FOR ANY AND ALL CAUSES SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY CUSTOMER FOR THE SERVICE(S) DURING THE INITIAL TERM OF THIS AGREEMENT. FEDERAL AND STATE SECURITIES LAWS UNPOSE LIABILITIES UNDER CERTAIN CIRCUMSTANCES ON PERSONS WHO ACT IN GOOD FAITH, AND THIS AGREEMENT DOES NOT WAIVE OR LIMIT CUSTOMER'S RIGHTS UNDER THOSE LAWS.


7. ASSIGNMENT

Neither Party shall "assign" this Agreement within the meaning of the Investment Advisers Act of 1940 without the prior written consent of the other.

8. TAXES

Customer agrees to pay all sales, use, excise taxes and penalties (except for taxes based on MCM's net income) with respect to the Service(s). Where required by law, Customer shall file all personal property tax returns and pay personal property taxes and assessment fees relating to the Service(s).


9. FORCE MAJEURE

Neither MCM nor Customer shall be responsible for delays or failures in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

10. DISCLOSURE

Pursuant to the provisions of the Investment Advisers Act of 1940, MCM offers to supply Customer with Part II of MCM's Form ADV upon written request of Customer.


11. GENERAL

     (a) In the event that any court having competent jurisdiction shall determine that one or more of the provisions contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited and restricted to the extent that such court shall deem it to be enforceable, and so limited or restricted shall remain in full force and effect. In the event that any such provision or provisions shall be deemed wholly unenforceable, the remaining provisions shall remain in full force and effect.

     (b) This Agreement and any and all Supplements annexed hereto represent the entire agreement of the parties. There are no other oral or written collateral representations, agreements, or understandings. In the event that the Customer issues a purchase order or other instrument related to the Service(s), it is understood and agreed that such document is for the Customer's internal purposes only and will in no way supersede, modify, add to or delete any of the terms and conditions of this Agreement.

     (c) All notices given hereunder will be in writing, delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid to the parties at the address specified in this Agreement unless either party gives notice in writing of a change of such address in the manner provided herein for giving notice. All notices will be deemed given when delivered personally, or if mailed, five (5) days alter the date of mailing.

     (d) This Agreement will be deemed to have been executed and delivered in the State of New York and it will be governed by and construed in accordance with the laws of New York without regard to the choice of law provisions thereof. The parties hereby consent to the jurisdiction of the courts of the State of New York for the purpose of any action or proceeding brought by either of them on or in connection with this Agreement or any alleged breach thereof.

     (e) This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

     (f) This Agreement may not be amended, modified or superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by both parties. The failure of either party at any time or times to require full performance of any provision hereof will in no manner affect the right of such party at a later time to enforce the same.

     (g) The Customer hereby waives personal service of any and all process upon the Customer and consents that service of process may be made by certified or registered mail at the Customer's address set forth herein.

     (h) If the Customer is a corporation, the Customer hereby warrants and represents that; (i) Customer has the corporate power to enter into this Agreement and to carry out its obligations hereunder, (ii) the persons executing this Agreement on behalf of the Customer have been duly authorized to execute this Agreement for and on behalf of the Customer; and (iii) this Agreement constitutes the valid and binding obligation of the Customer enforceable in accordance with its terms.

     (i) The provisions of Sections 4 and 6 hereof, and any and all disclaimers and indemnities contained herein or in any Supplements annexed hereto, will survive the termination of this Agreement for any cause whatsoever.

IN WITNESS WHEREOF, the parties or their duly authorized representative have hereunto set their hands as of the day and year first above written.

                                 MCCARTHY, CRISANTI & MAFFEI, INC.


                                 By:

                                 Title:
                                       -----------------------------------------
                                 Date:


                                 CUSTOMER:


                                 By:
                                    --------------------------------------------

                                 Title:
                                       -----------------------------------------
                                 Date:


                                 Number:
                                        ---------------------

                                 Term:
                                      -----------------------

SUPPLEMENT TO
MCCARTHY, CRISANTI & MAFFEI, INC.
SUBSCRIPTION FOR ELECTRONIC INFORMATION SERVICES

This Supplement between McCarthy, Crisanti & Maffei, Inc. (MCM) and the Customer (as set forth on the Subscription for Electronic Information Services) represents those Services subscribed to by the Customer and to be provided by MCM, subject to the terms and conditions set forth in the Subscription Agreement.

Dated


Services                                      Fee [Monthly] [Quarterly]
--------                                      -------------------------




Total:

Additional Locations/Departments:

                                 MCCARTHY, CRISANTI & MAFFEI, INC.


                                 By:
                                    --------------------------------------------
                                 Title:
                                       -----------------------------------------
                                 Date:
                                      ------------------------------------------

                                 CUSTOMER:


                                 By:
                                    --------------------------------------------
                                 Title:
                                       -----------------------------------------
                                 Date:
                                      ------------------------------------------